                                                                   EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement"), dated as of April 1, 1997, is entered into by and between PINNACLE OIL INTERNATIONAL, INC., a Nevada corporation (the "Company"), whose principal executive office is located at 380-1090 West Georgia Street, Vancouver, British Columbia, Canada, V6E 3V7; and GEORGE LISZICASZ (the "Executive"), an individual whose principal office is located at 380-1090 West Georgia Street, Vancouver, British Columbia, Canada, V6E 3V7, with reference to the following facts:


                                   RECITALS:
                                   --------


  WHEREAS, the Executive is the Chief Executive Officer of the Company, as well as a director and a stockholder of the Company;

  WHEREAS, the Company is the parent of two wholly owned subsidiaries, namely, Pinnacle Oil, Inc., a Nevada corporation and Pinnacle Oil Canada, Inc., a federal Canadian corporation, and the Company (and/or its subsidiaries) participate as a partner(s) in one or more joint ventures;

  WHEREAS, the Company desires to continue to employ the Executive as the Chief Executive Officer of the Company, and as an officer of the Company's subsidiaries, in order to avail itself of the skill, knowledge and experience of the Executive and to assure the successful management of the Company (and its subsidiaries), and the Executive desires to continue his employment as the Chief Executive Officer of the Company, and as an officer of the Company's subsidiaries;

  WHEREAS, the Company (and its subsidiaries) and the Executive desire to enter into a written employment agreement formally documenting their relationship and setting forth the duties and responsibilities the Executive has agreed to undertake as the Chief Executive Officer of the Company, and as an officer of the Company's subsidiaries;


  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually a "party") agree as follows:


                                   AGREEMENT:
                                   ---------

  1.  DEFINITIONS

      Set forth below are definitions of capitalized terms which are generally used throughout this Agreement, or references to sections containing those definitions (capitalized terms used only in a specific section of this Agreement are defined in that section):

      (a)  "ADVANCE" is defined in section 10.
                                   ----------

      (b) "AFFILIATE" means any "Person" (as defined below) controlling, controlled by, or under common control with a party.

      (c) "AGREEMENT" means this Agreement, as originally executed and as amended, modified, supplemented and/or restated from time to time.

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      (d)  "ANNUAL BONUS" is defined in section 4(b).

      (e)  "AUTOMOBILE ALLOWANCE" is defined in section 5(a).
                                                ------------

      (f) "BOARD" means the Board of Directors of the Company, as such body may be reconstituted from time to time.

      (g)  "CELL PHONE ALLOWANCE" is defined in section 5(b).
                                                ------------

      (h) "CHANGE IN CONTROL" shall mean, subject to subparagraphs (iv) and (v) below, the occurrence of any of the following events:

           (i) An acquisition of control by an "Acquiring Person" where, immediately after the subject acquisition, such "Person" holds "Beneficial Ownership" of more than fifty percent (50%) of the "Total Combined Voting Power" of the Company's then outstanding "Voting Securities". The terms in quotations in the immediately preceding sentence shall, for purposes of this Agreement, have the following meanings:

                    (A) "Acquiring Person" shall mean any "Person" which acquires the defined percentage of securities, with the exception of:
          (A) any Employee Benefit Plan (or a trust forming a part thereof) maintained by the Company, or any corporation or entity in which the Company holds fifty percent (50%) or more of the "Voting Securities" (each, a "Controlled Subsidiary"); (B) the Company or any Controlled Subsidiary; or (C) any "Person" which acquires the threshold percentage of "Voting Securities" through a "Non-Control Transaction" (as defined below).

                    (B) "Non-Control Transaction" shall mean any transaction in which the stockholders of the Company immediately before such transaction, directly or indirectly own immediately following such transaction at least a majority of the "Total Combined Voting Power" of the outstanding "Voting Securities" of the surviving corporation (or other entity) resulting from such transaction, in substantially the same proportion as such stockholders' ownership of the Company's "Voting Securities" immediately before such transaction.

                    (C) "Person," "Beneficial Ownership," "Total Combined Voting Power" and "Voting Securities" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Securities Exchange Act and Rule 13d-3 promulgated thereunder; or


           (ii) During any period of three (3) consecutive years after the date of this Agreement, the individuals who constituted the Board at the beginning of such period (the "Incumbent Board") cease to constitute a majority of the Board, for any reason(s) other than (A) the voluntary resignation of one or more Board members; (B) the refusal by one or more Board members to stand for election to the Board; and/or (C) the removal of one or more Board members for good cause; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934), or as a result of a solicitation of proxies or consents by or on behalf of an Acquiring Person, other than a member of the Board (a "Proxy Contest"), or as a result of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

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           (iii)  The Board or the stockholders of the Company approve:

                  (A) A merger or consolidation or reorganization of the Company reorganization with:

                       (1) any Controlled Subsidiary, and such transaction is not a Non-Control Transaction; or

                       (2) any other corporation or other entity, and such transaction is not a Non-Control Transaction; or

                  (B) A complete liquidation or dissolution of the Company, and such transaction is not a Non-Control Transaction; or

                  (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to (1) any Controlled Subsidiary, and such transaction is not a Non-Control Transaction, or
          (2) to any other Person, and such transaction is not a Non-Control Transaction.


           (iv)   Notwithstanding clauses (i) through (iii) above, a Change In
                                  -------------------------
Control shall not be deemed to have occurred solely because any Person acquired Beneficial Ownership of more than the threshold percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company (each, a "Redemption") which, by reducing the number of Voting Securities outstanding, increased the percentage of outstanding Voting Securities Beneficially Owned by such Person; provided, however, that if (A) a Change In Control would occur as a result of a Redemption but for the operation of this sentence, and (B) after such Redemption, such Person becomes the Beneficial Owner of any additional Voting Securities, which increase the percentage of the then outstanding Voting Securities Beneficially Owned by such Person over the percentage owned as a result of the Redemption, then a Change In Control be deemed to occur.


           (v) Notwithstanding any other provision of this subsection (h), if the Executive or an Affiliate of the Executive who is then a stockholder or director of the Company, either: (i) expressly voted in favor of the transaction constituting the Change In Control in such Person's capacity as either a stockholder or as a director of the Company; or (ii) expressly abstained from voting (other than by reason of an "interest" in a matter or transaction, as defined in the Nevada Revised Statutes); and/or (iii) failed or refused to vote, then the transaction shall not constitute a Change in Control.


     (i) "COMPANY" means Pinnacle Oil International, Inc., a Nevada Corporation, and any successor and assign of the Company, as more particularly described in section 17(e).
-------------

     (j) "DISABILITY" (or the related term "Disabled") means any of the following: (i) the receipt of any disability insurance benefits by the Executive; (ii) a declaration by a court of competent jurisdiction that the Executive is legally incompetent; (iii) the Executive's material inability due to medically documented mental or physical illness or disability to fully perform the Executive's regular obligations of his office and as an employee of the Company (and/or its Subsidiaries) (with reasonable accommodations for such disability, if then required by applicable federal or state laws or regulations), for a six (6) month continuous period, or for nine (9) cumulative months within any one (1) year continuous period; or (iv) the reasonable determination by the Board that the Executive will not be able to fully perform the Executive's regular obligations of his office and as an employee of the Company (and/or its Subsidiaries) (with reasonable accommodations if then required by applicable federal or state laws or regulations) for a six (6) month

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continuous period. If the Board determines that the Executive is Disabled under clause (iv) above, and the Executive disagrees with the conclusion of the Board, then the Company (and/or its Subsidiaries) shall engage a qualified independent physician reasonably acceptable to the Executive to examine the Executive at the Company's (and/or its Subsidiaries') sole expense. The determination of such physician shall be provided in writing to the parties and shall be final and binding upon the parties for all purposes of this Agreement. The Executive hereby consents to examination in the manner set forth above, and waives any physician-patient privilege arising from any such examination as it relates to the determination of the purported disability. If the parties cannot agree upon a physician, a physician shall be appointed by the American Arbitration Association located in Clark County, Nevada, according to the rules and practices of the American Arbitration Association from time-to-time in force.

            (k) "EMPLOYEE BENEFIT PLAN" is defined in section 4(d).
                                                      ------------

            (l) "EMPLOYEE DEDUCTIONS" are defined in section 7.
                                                     ---------

            (m) "MONTHLY SALARY" is defined in section 4(a).
                                               ------------

            (n) "MOMENTUM" means Momentum Resources Corporation, a Bahamas corporation, and its successors and assigns including, without limitation, any successor (whether direct or indirect, or by means of merger, consolidation, conversion, purchase of assets, purchase of securities, or otherwise) to all or substantially all of such corporation's business or assets, or both.

            (o) "PERFORMANCE BONUS" is defined in section 4(c).
                                                  ------------

            (p) "PERSON" (other than for purposes of determining a Change in Control) means an individual or natural person, a corporation, partnership (limited or general), joint-venture, association, business trust, limited liability company/partnership, business trust, trust (whether revocable or irrevocable), pension or profit sharing plan, individual retirement account, or fiduciary or custodial arrangement.

            (q) "PERSONAL TIME-OFF" is defined in section 8.
                                                  ---------

            (r) "SUBSIDIARY" shall mean any corporation, partnership (limited or general), joint-venture, association, business trust, limited liability company/partnership, business trust or trust in which the Company holds a controlling interest, including but not limited to Pinnacle Oil, Inc., a Nevada corporation ("Pinnacle Oil"), and Pinnacle Oil Canada, Inc., a British Columbia corporation ("Pinnacle Canada").

            (s) "RELOCATION ALLOWANCE" is defined in section 5(c).
                                                     ------------

            (t) "TAX WITHHOLDINGS" is defined in section 7.
                                                 ---------
            (u) "TERMINATION BY COMPANY FOR CAUSE" means a termination of the Executive caused by a determination of two-thirds of the Board, excluding the Executive if then a member of the Board, that one of the following events has occurred:

                (i) Any of the Executive's representations or warranties in this Agreement is not materially true, accurate and/or complete;

                (ii) The Executive has intentionally and continually breached or wrongfully failed and/or refused to fulfill and/or perform (A) any of the Executive's obligations, promises or covenants under this Agreement, or (B) any of the warranties, obligations, promises or covenants in any agreement

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     (other than this Agreement) entered into between the Company (and/or its
     Subsidiaries) and the Executive, without cure, if any, as provided in such agreement;

          (iii) The Executive has intentionally failed and/or refused to obey any lawful and proper order or directive of the Board, and/or the Executive has intentionally interfered with the compliance by other employees of the Company (and/or its Subsidiaries) with any such orders or directives;

          (iv) The Executive has intentionally breached the Executive's fiduciary duties to the Company (and/or its Subsidiaries);

          (v) The Executive has intentionally caused the Company (and/or its Subsidiaries) to be convicted of a crime, or to incur criminal penalties in material amounts;

          (vi) The Executive has committed: (A) any act of fraud, misrepresentation, theft, embezzlement or misappropriation, and/or any other dishonest act against the Company (and/or its Subsidiaries) and/or any of its Affiliates, subsidiaries, joint ventures; or (B) any other offense involving moral turpitude, which offense is followed by conviction or by final action of any court of law; or (C) a felony;

          (vii) The Executive repeatedly and intemperately used alcohol or drugs, to the extent that such use (A) interfered with or is likely to interfere with the Executive's ability to perform the Executive's duties, and/or (B) endangered or is likely to endanger the life, health, safety, or property of the Executive, the Company (and/or its Subsidiaries), or any other person;

          (viii) The Executive has intentionally demonstrated or committed such acts of racism, sexism or other discrimination as would tend to bring the Company (and/or its Subsidiaries) into public scandal or ridicule, or could otherwise result in material and substantial harm to the Company's (and/or its Subsidiaries')'s business, reputation, operations, affairs or financial position; and/or

          (ix) The Executive engaged in other conduct constituting legal cause for termination.

          No act, nor failure to act, on the Executive's part shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interests of the Company (and/or its Subsidiaries). In the event the Executive is both Disabled and the provisions of clause (vii) of this subsection are applicable, the Company shall nevertheless
------------
have the right to deem such event as a Termination By Company For Cause.

          If any event described above in clause (ii) or clause (viii) of this subparagraph occurs, and such event is reasonably susceptible of being cured, then the Executive shall be entitled to a grace period of thirty (30) days following receipt of written notice of such event. If the Company determines, in its sole discretion, that such event is not reasonably susceptible of being cured within a period of thirty (30) days), the Company may grant a longer cure period to the Executive to cure such event to the reasonable satisfaction of the Company, provided the Executive promptly commences and diligently pursues such cure. The noted grace periods shall not apply to any other event described in this subsection.


     (v)  "TERMINATION BY EXECUTIVE FOR GOOD REASON"   means the Executive's
termination of this Agreement based on his reasonable determination that one of the following events has occurred:

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

           (i) Any of the Company's representations or warranties in this Agreement is not materially true, accurate and/or complete;

           (ii) The Company intentionally and continually breached or wrongfully failed to fulfill or perform (A) its obligations, promises or covenants under this Agreement; or (B) any warranties, obligations, promises or covenants of the Company (and/or its Subsidiaries) in any agreement (other than this Agreement) entered into between the Company (and/or its Subsidiaries) and the Executive, without cure, if any, as provided in such agreement;

           (iii) The Company terminated this Agreement and the Executive's employment hereunder, and such termination does not constitute Termination By Company For Cause;

           (iv) Without the consent of the Executive, the Company: (A) substantially altered or materially diminished the position, nature, status, prestige or responsibilities of the Executive from those in effect by mutual agreement of the parties from time-to-time; (B) assigned additional duties or responsibilities to the Executive which were wholly and clearly inconsistent with the position, nature, status, prestige or responsibilities of the Executive then in effect; or (C) removed or failed to reappoint or re-elect the Executive to the Executive's offices under this Agreement (as they may be changed or augmented from time-to-time with the consent of the Executive), or as a director of the Company, except in connection with the Disability of the Executive;

           (v) Without the consent of the Executive, the Company relocated the Company's principal operating offices from their present location, and as a result increased the Executive's ordinary commute from the Executive's temporary residence by more than thirty-five (35) miles;

           (vi) Without the consent ratification (express or implied) of the Executive, the Executive was removed from the Board without his consent; or the Company failed to nominate or reappoint the Executive to the Board (unless the Executive is deceased or Disabled, or such removal or failure is attributable to an event which would constitute Termination By Company For Cause), or if the Executive was so nominated, the stockholders of the Company failed to re-elect the Executive to the Board;

           (vii) The Company (and/or its Subsidiaries) intentionally required the Executive to commit or participate in any felony or other serious crime; and/or

           (viii) The Company (and/or its Subsidiaries) engaged in other conduct constituting legal cause for termination.

           In the event any of the events described above in this subparagraph occurs, and such event is reasonably susceptible of being cured, the Company shall be entitled to a grace period of thirty (30) days following receipt of written notice of such event. If the Company determines, in its sole discretion, that such event is not reasonably susceptible of being cured within a period of thirty (30) days, the Company may grant a longer cure period to the Executive to cure such event to the reasonable satisfaction of the Company, provided the Executive promptly commences and diligently pursues such cure. The noted grace periods shall not apply to any other event described in this subparagraph.
                                                             ------------

     2.  EMPLOYMENT OBLIGATIONS

         (a) ENGAGEMENT; DUTIES. The Company hereby engages the Executive as its
             ------------------
Chief Executive Officer, and as an officer of its Subsidiaries, and the Executive accepts such engagement, upon the

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terms and conditions set forth below. As Chief Executive Officer of the Company, and as an officer of the Subsidiaries, the Executive shall do and perform all services, acts, or things necessary or advisable that a Chief Executive Officer of the Company and an executive officer of the Subsidiaries would customarily be empowered and authorized to do, and perform by law and under the Company's (and/or its Subsidiaries') Bylaws, including without limitation:

           (i) Managing, conducting and supervising the day-to-day business of the Company (and/or its Subsidiaries) such as, by way of example and not limitation, hiring and firing employees and consultants and establishing compensation levels for such employees and consultants; and negotiating and entering into contracts on behalf of the Company (and/or its Subsidiaries) with respect to the ordinary operations of the business of the Company (and/or its Subsidiaries) such as, by way of example and not limitation, exploration, equipment, purchase and lease contracts;

           (ii) On behalf of the Company (and/or its Subsidiaries), negotiating and entering into agreements, contracts and/or joint ventures with third parties relating to the provision of SFD Data;

           (iii) Acting as the Company's liaison with its attorneys, certified public accountants, bankers, joint venture partners, market makers for the Company's securities and the investment community; and

           (iv) Developing and implementing long-term strategic, business and fiscal planning for the Company (and/or its Subsidiaries) and their businesses, including but not limited to plans or capital requirements for financing, the commercial exploitation of SFD Data, finance, and positioning the Company's securities in the various capital markets.

           The Executive shall report only to the Board, and any significant employment decisions and/or agreements, contracts and/or joint ventures negotiated by the Executive shall be subject to the review and approval/ratification of the Board. The Executive's responsibilities with respect to the Company and each of its Subsidiaries may be changed or supplemented by the Board from time-to-time, in their discretion. The Executive shall also hold such offices with the Subsidiaries and/or joint ventures of the Company (and/or its Subsidiaries) as the Board may, in its discretion and with the consent of the Executive, from time-to-time determine. The Board shall determine the amount of the Executive's total remuneration which will be allocated to and paid by the Company and by each of its Subsidiaries. The Executive shall be reasonably available to travel as the needs of the business of the Company (and/or its Subsidiaries) may require.

      (b)  PERFORMANCE.  The Executive shall devote the Executive's entire and
           -----------
undivided business time, energy, abilities and attention solely and exclusively to the performance of the Executive's duties hereunder and the business of the Company (and/or its Subsidiaries); provided, however, the Executive may devote a portion of the Executive's business time, energy, abilities and attention to the Executive's duties as an executive officer of Momentum, so long as such performance does not materially impair the performance of the Executive in discharging the Executive's duties hereunder. The Executive shall at all times faithfully, loyally, conscientiously, diligently and, to the best of the Executive's ability, perform all of the Executive's duties and obligations under this Agreement, and otherwise promote the interests and welfare of the Company (and/or its Subsidiaries), all consistent with the highest and best standards of the Company's (and/or its Subsidiaries') industry. The Executive: (i) shall strictly comply with and adhere to all applicable laws, and the Company's (and/or its Subsidiaries') Articles of Incorporation, Bylaws and policies; (ii) shall obey all reasonable rules and regulations and policies now in effect or as subsequently modified governing the conduct of employees of the Company (and/or its Subsidiaries), and (iii) shall not commit any acts of gross negligence, willful misconduct, dishonesty, fraud or misrepresentation, racism, sexism or other discrimination, or any other acts which would tend to bring the Company (and/or its Subsidiaries) into public scandal or ridicule, or would otherwise result in

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material harm to the Company's (and/or its Subsidiaries') business or reputation.

      (c)  FACILITIES AND SERVICES.  The Company (and/or its Subsidiaries) shall
           -----------------------
provide such support staff, facilities, equipment and supplies as are reasonably necessary or suitable for the adequate performance of the Executive's duties and obligations under this Agreement, including technical and secretarial help.

      (d)  ACKNOWLEDGMENT AND WAIVER RELATIVE TO DUAL EMPLOYMENT AND POTENTIAL
           -------------------------------------------------------------------
CONFLICT OF INTEREST.  The parties acknowledge that the Executive is also
--------------------
employed as an executive officer of Momentum, which corporation provides certain SFD Data to the Company (and/or its Subsidiaries) pursuant to the terms of certain agreements between the Company (and/or its Subsidiaries) and Momentum, and is also a director and holds an indirect beneficial interest in Momentum. The Company (and its Subsidiaries) hereby waive any claim for breach of the Executive's fiduciary duties to the Company (and its Subsidiaries), including potential conflicts of interest, as a result of such dual employment, or arising as a result of the Executive's present or future status as an employee, officer, director, trustee of, or as the holder of a direct or indirect beneficial interest in, Momentum (and/or of its subsidiaries and/or of its joint-ventures). Notwithstanding the foregoing waiver, the Executive shall use his best efforts to act in good faith with respect to performing the Executive's present and future duties for the Company and for its Subsidiaries and/or joint-ventures.

  3.  TERM

      (a) INITIAL TERM. The Company (and/or its Subsidiaries) hereby employ the
          ------------
Executive pursuant to the terms of this Agreement, and the Executive hereby accepts such employment, for the period beginning on the date of this Agreement and ending on December 31, 2002 (the "Initial Term").

      (b) AUTOMATIC RENEWAL; TERMINATION BY THE COMPANY. Unless this Agreement
          ---------------------------------------------
is previously terminated by either party as provided in section 12 below, this
                                                        ----------
Agreement will be automatically renewed for additional and consecutive one (1) year terms (each, a "Renewal Term") following the expiration of each Initial or Renewal Term, (each a "Term"), unless either party gives written notice to the
                               ------
other party, no later than sixty (60) days prior to the expiration of the then pending Term, of its election not to automatically renew this Agreement for an
                              ---
additional year.

  4.  COMPENSATION

      (a) MONTHLY BASE SALARY. From the date of this Agreement to December 31,
          -------------------
      1997, the Company (and/or its Subsidiaries) shall pay to the Executive a monthly base salary of Seven Thousand United States dollars (US $7,000). From January 1, 1998, and throughout the remainder of the Term (subject to periodic adjustment as described below), the Company (and/or its Subsidiaries) shall pay to the Executive a monthly base salary of Ten Thousand United States dollars (US $10,000) (the "Monthly Salary"). The Monthly Salary shall be payable in periodic installments as agreed from time-to-time by the Executive and the Board, but at least monthly, and shall be subject to any Tax Withholdings and/or Employee Deductions that are applicable. In any pay period in which the Executive shall be employed for less than the entire number of business days in such pay period, the Monthly Salary for such pay period shall be prorated on the basis of the number of business days during which the Executive was actually employed during such pay period, divided by the actual number of business days in such pay period. Commencing on the first annual anniversary date of this Agreement, and on each annual anniversary date thereafter, the Monthly Salary then effective shall be increased by an amount equal to five percent (5%) of the Monthly Salary for the immediately prior year. Additionally, commencing on or prior to the first annual anniversary date of this Agreement, and on or prior to each annual anniversary date thereafter, the Board shall review the Executive's Monthly Salary to determine whether to increase the Monthly Salary by an amount in excess of said five percent (5%) increment, without any obligation by the Board to authorize such

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increase.

      (b)  ANNUAL BONUS.
           ------------

           (i)   Amount. In the event the Company's "Net Income After Taxes" (as
                 ------
defined below) for any fiscal year during the Term exceeds Five Million United States dollars (US $5,000,000), the Company (and/or its Subsidiaries) shall pay the Executive, no later than thirty (30) days after the completion of the Company's audited financial statements for the subject fiscal year, an amount equal to five percent (5%) of the "Net Income After Taxes" of the Company for such fiscal year (the "Annual Bonus"), subject to any Applicable Tax Withholdings and/or Employee Deductions. The term "Net Income After Income Taxes" shall mean the net income of the Company after income taxes, computed in accordance with United States generally accepted accounting principles and as reflected on the audited financial statements of the Company. Appropriate adjustments shall be made to the Annual Bonus to be paid to reflect customary and ordinary accounting adjustments made at year end with respect to the prior fiscal year.

           (ii)  Written Statement. The Company shall deliver to the Executive
                 -----------------
with each Annual Bonus payment a written statement setting forth the basis of its calculation of the Annual Bonus. The Executive and the Executive's independent representatives shall have the right, at the Executive's sole cost, one time per fiscal year, to inspect the records of the Company with respect to the calculations and to make copies of said records utilizing the Company's facilities without charge, and shall have free and full access thereto on reasonable notice during the normal business hours of the Company. In the event that such inspection reveals an underpayment by the Company of any Annual Bonus due the Executive, then the Company shall immediately pay to the Executive the balance of all such amounts found to be due. Further, if such inspection discloses that the Company has underpaid the Annual Bonus due for the period by ten percent (10%) or more, and the Executive is no longer employed by the Company, then the Company shall also pay the reasonable professional fees of the independent representatives engaged to conduct or review such inspection or audit.

      (c)  PERFORMANCE BONUS. The Board shall from time-to-time, but not more
          -----------------
than one (1) time per year, evaluate the performance of the Executive and award to the Executive a performance bonus (the "Performance Bonus") in such amount as the Board may determine, in its sole discretion, to be reasonable, after taking into consideration other compensation paid or payable to the Executive under this Agreement, as well as the financial and non-financial progress of the business of the Company (and/or its Subsidiaries) and the contributions of the Executive toward that progress. Payment of the Performance Bonus shall be subject to any applicable Tax Withholdings and/or Employee Deductions.

      (d)  PARTICIPATION IN EMPLOYEE BENEFIT PLANS. The Executive shall have the
           ---------------------------------------
same rights, privileges, benefits and opportunities to participate in any employee benefit plans of the Company (and/or its Subsidiaries) which may now or hereafter be in effect on a general basis for executive officers or employees, including without limitation retirement, pension, profit-sharing, savings and insurance (including, but not limited to, health, dental, disability and/or group insurance) (collectively, "Employee Benefit Plans"). In the event the Executive receives payments from a disability plan maintained by the Company (and/or its Subsidiaries), the Company (and/or its Subsidiaries) shall have the right to offset such payments against Monthly Salary otherwise payable to the Executive during the period for which payments are made by such disability plan.

      (e)  STOCK OPTIONS. In addition to the remuneration noted above, the
           -------------
Executive shall receive such qualified or unqualified stock options, subject to such terms and conditions, as the Board of Directors shall determine, in their sole and absolute discretion.

  5.  ALLOWANCES

      (a)  AUTOMOBILE ALLOWANCE.  The Company (and/or its Subsidiaries) shall
           --------------------
provide a late model luxury automobile to the Executive for his or her use on behalf of the Company (and/or its Subsidiaries) and for incidental personal use, during the term of this Agreement, and shall pay all purchase-installment and/or lease payments to acquire such automobile, as well as the cost to insure the automobile. Should the Company (and/or its Subsidiaries) fail to provide the automobile during any portion of the term of this Agreement, the Company (and/or its Subsidiaries) shall pay the Executive the sum of Seven Hundred United States dollars (US $700) for each month such automobile is not provided, to cover and/or reimburse the Executive for the cost of an automobile and for the payment of insurance in connection therewith. The Company (and/or its Subsidiaries) shall additionally reimburse the Executive for all gasoline, operation, maintenance and repair costs associated with the Executive's use of the automobile provided by the Company (and/or its Subsidiaries) (or the Executive's personal automobile should the Company and/or its Subsidiaries fail to provide an automobile) upon submission of itemized receipts therefore. Payment and/or provision of the aforesaid allowance (the "Automobile Allowance") shall be subject to any applicable Tax Withholdings and/or Employee Deductions. The Executive shall be responsible for all income taxes imposed on the Executive by reason of the Automobile Allowance.

      (b)  CELLULAR TELEPHONE ALLOWANCE.  The Company (and/or its Subsidiaries)
           ----------------------------
shall provide a cellular phone to the Executive during the term of this Agreement, to be used by the Executive as necessary for the business of the Company (and/or its Subsidiaries), and for incidental personal use. In addition, the Company (and/or its Subsidiaries) shall pay all charges associated with the Executive's use of the cellular telephone for the business of the Company (and/or its Subsidiaries) upon submission of itemized receipts therefore. Payment and/or provision of the aforesaid allowance (the "Cell Phone Allowance") shall be subject to any applicable Tax Withholdings and/or Employee Deductions. The Executive shall be responsible for all income taxes imposed on the Executive by reason of the Cell Phone Allowance.

      (c)  RELOCATION ALLOWANCE. In the event the Company relocates its
           --------------------
principal executive offices from its present location, and, as a result, increases the Executive's ordinary commute from the Executive's then permanent residence by more than thirty-five (35) miles (each, a "Relocation"), then the Company (and/or its Subsidiaries) shall have the following obligations to the Executive (collectively, the "Relocation Allowance"):


           (i) Rental Expenses. The Company (and/or its Subsidiaries) shall pay
               ---------------

     all costs to rent a new residence which is located within thirty-five (35) miles of the location of the Company's new principal executive offices, to be selected by the Executive and which is comparable to the Executive's then current residence including all utilities, maintenance, insurance and other occupancy costs (the "Old Residence"); provided, however, in the event the Executive rents the Old Residence to a third party, the amount of the rental the Company (and/or its Subsidiaries) pay shall be reduced by the amount of rent (net of expenses) received by the Executive with respect to the Old Residence. The Company's (and/or its Subsidiaries') obligation shall terminate upon the earlier of (i) such time as the Executive, without any obligation to do so, sells or disposes of the Old Residence; or (ii) thirty (30) months after the date of the Relocation.

           (ii) Moving Expenses. The Company (and/or its Subsidiaries) shall
                ---------------
     cover all costs incurred by the Executive as a result of the Relocation, to move the Executive and his or her family and their personal property to such new location (or subsequently back to the Old Residence), including without limitation all costs to move the Executive's personal belongings from the Old Residence to the new residence, or vice versa.

           (iii)  Loss and Expenses Incurred Upon Sale of Old Residence. In the
                  -----------------------------------------------------
     event the Executive sells or disposes of the Old Residence as a result of the Relocation, the Company shall pay to the Executive the following: (i) the Executive's costs incurred as a result of such sale or disposition, including closing costs, broker's commissions and costs to place the Old Residence in a condition to be sold; and (ii) any actual economic loss incurred by the Executive in selling the Old Residence, which loss shall be defined as the amount by which the fair market value of the Old Residence (as of the date the Relocation is announced, as such value shall be determined by an appraisal by an appraiser satisfactory to both parties) exceeds the actual sales price for the Old Residence (excluding costs). In the event of such purchase the Company (and/or its Subsidiaries) shall be solely responsible for, and shall indemnify and hold the Executive harmless with respect to, any subsequent costs or expenses incurred with respect to the Old Residence, including debt service, property taxes and assessments, insurance, expenses and repairs.

           (iv)   Certain Expenses Incurred Upon Purchase of New Residence. In
                  --------------------------------------------------------
     the event the Executive purchases a new residence within thirty-five (35) miles of the location of the Company's new principal executive offices as a result of the Relocation, the Company (and/or its Subsidiaries) shall pay all costs incurred by the Executive in acquiring the new residence, including loan and closing costs, but excluding the Executive's down payment, mortgage loan and mortgage points.

           (v)    Income Tax Consequences. Payment and/or provision of the
                  -----------------------
     Relocation Allowance shall be subject to any Tax Withholdings and/or Employee Deductions as may be applicable. The Executive shall be responsible for all income taxes imposed on the Executive by reason of the Relocation Allowance.


     6.  BUSINESS EXPENSES

         During the Term of this Agreement the Executive is authorized to incur, and the Company (and/or its Subsidiaries) shall directly pay or reimburse the Executive for his or her payment of the Executive's reasonable and necessary business expenses, duly and actually incurred by the Executive in connection with the duties and services to be performed by the Executive under this Agreement, including without limitation entertainment, meals, travel, lodging and other similar out-of-pocket expenses, upon the Executive's submission to the Company (and/or its Subsidiaries) of itemized expense statements setting forth the date, purpose and amount of the expense incurred, together with corresponding receipts showing payment by the Executive in cases where he or she seeks reimbursement, all in conformity with business expense payment and/or reimbursement policies as may be established by the Company (and/or its Subsidiaries) from time to time, all of which shall comply with the substantiation requirements of any applicable taxing authorities, and regulations promulgated by such authorities thereto, pertaining to the deductibility of such expenses. Direct payment and/or reimbursement shall be made by the Company (and/or its Subsidiaries) no later than thirty (30) days of the Executive submission of the foregoing documentation. The Executive shall be entitled to direct payment and/or reimbursement in full for the aforesaid business expenses. The Company (and/or its Subsidiaries) shall have the option to pay directly the persons entitled to payment for such business expenses.

     7.  TAX WITHHOLDINGS AND EMPLOYEE DEDUCTIONS

         The Company (and/or its Subsidiaries) shall be entitled to deduct from any payments to the Executive pursuant to the terms of this Agreement (including any payments arising from the early termination of this Agreement), amounts sufficient to cover any applicable federal, provincial, state, local and/or foreign income tax withholdings and/or deductions as may be required in connection with such payment, including without limitation old-age and survivor's and other social security payments, state disability and other withholdings payment as may be required by the tax laws or regulations of any applicable jurisdiction (collectively, the "Tax Withholdings"), as well as all other elective employee deductions applicable to such payment such as, for example, deductions relating to any Employee Benefit Plan in which the Executive participates (collectively, the "Employee Deductions").

     8.  PERSONAL TIME-OFF

         The Executive shall be entitled each calendar year during the term of this Agreement to such number of personal time-off days for such purposes, including vacations and time for personal affairs ("Personal Time-Off") as are approved by the Board, but not less than the greater of (i) twenty (20) business days, or (ii) the number of personal time-off days (including vacation and personal days) generally given by the Company (and/or its Subsidiaries) to its employees. Personal Time-Off shall be in addition to regular paid holidays provided to all employees of the Company (and/or its Subsidiaries). The Executive's compensation shall be paid in full with respect to approved Personal Time-Off days. Should the Executive fail to use all Personal Time-Off days in any calendar year, the Executive shall have the option of (i) receiving payment for such days on a pro rata basis, or (ii) "carrying-over" unused Personal Time-Off days to succeeding years. Personal time-off shall be taken during a period or periods mutually satisfactory to both the Company (and/or its Subsidiaries) and the Executive.

     9.  INSURANCE

         If requested by the Company (and/or its Subsidiaries), the Executive shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company (and/or its Subsidiaries), at its expense and for its own benefit, to obtain disability and/or life insurance on the life of the Executive. The Executive represents and warrants that he has no reason to believe that he is not insurable for disability or life coverage with a reputable insurance company at rates now prevailing in the city of the Company's principal executive offices, for healthy persons of the Executive's own age and gender.

     10.  ADVANCES

          The Company (and/or its Subsidiaries) may from time-to-time, upon written consent from the Chairman of the Board or the Board, and without any obligation to do so, make advances to the Executive against any compensation or other amounts to be paid by the Company (and/or its Subsidiaries) to the Executive (each, an "Advance"). Any amounts due hereunder to the Executive shall, at the election of the Company (and/or its Subsidiaries), be offset by any then outstanding Advances.

          In the event of termination of employment of executive, the Executive agrees that the Company (and/or its Subsidiaries) shall have the right to offset the amount of any and all outstanding Advance(s) against any salary or wages due, or any other amounts due to the Executive from the Company (and/or its Subsidiaries), and that any remaining balance of the Advance(s) shall be repaid by the Executive within thirty (30) days after the Executive's termination date. If such Advance(s) are not repaid within said thirty (30) days, simple interest shall accrue on the unpaid balance at the rate of ten percent (10%) per annum. The Executive agrees to pay all costs of collection incurred by the Company (and/or its Subsidiaries) with respect thereto, including reasonable attorneys' fees and legal costs.

          The Company's (and/or its Subsidiaries') obligation to make payments to the Executive hereunder shall not, except with respect to Advance(s) as provided above, be affected by any circumstance, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company (and/or its Subsidiaries) may have against the Executive or others.

  11.  TERMINATION OF AGREEMENT BEFORE EXPIRATION OF TERM

       (a)  DEATH OR DISABILITY. Notwithstanding any other term of this
            -------------------
Agreement, the applicable Term shall terminate upon the death or Disability of the Executive, subject to compliance with such federal and state laws and regulations as may then be applicable.

       (b)  CHANGE IN CONTROL. Notwithstanding any other term of this Agreement,
            -----------------
the applicable Term shall, at the election of the Executive, delivered by written notice to the Company, terminate effective upon the Change In Control.

       (c)  TERMINATION OF AGREEMENT BY COMPANY FOR CAUSE. Subject to compliance
            ---------------------------------------------
with any applicable federal and state laws and regulations, the Company may terminate this Agreement and the Executive's employment hereunder at any time in the event such termination constitutes Termination By Company For Cause, upon giving written notice to the Executive specifying in reasonable detail (i) the event which constitutes the cause; (ii) the pertinent facts and circumstances underlying the cause; and (iii) the effective date of the termination (not to exceed ninety {90} days from the date of such notice, but which date may, at the Company's election, be effective upon receipt of said written notice by the Executive). Such notice shall also afford the Executive an opportunity to be heard in person by the Board (with the assistance of the Executive's legal counsel, if the Executive so desires). Such hearing shall be held reasonably promptly after such notice but, in any event, before the effective date of the prospective termination.

       (d)  TERMINATION OF AGREEMENT BY EXECUTIVE FOR GOOD REASON. The Executive
            -----------------------------------------------------
may terminate this Agreement and the Executive's employment hereunder at any time in the event such termination constitutes Termination By Executive For Good Reason, upon giving written notice to the Company specifying in reasonable detail (i) the event which constitutes the good reason; (ii) the pertinent facts and circumstances underling the good reason; and (iii) the effective date of termination (not to exceed ninety {90} days from the date of such notice, but which date may, at the Executive's election, be effective upon receipt of said written notice by the Company).

12. EFFECT OF TERMINATION ATTRIBUTABLE TO DEATH OR DISABILITY; TERMINATION BY COMPANY FOR CAUSE; TERMINATION BY EXECUTIVE WITHOUT GOOD REASON

       In the event the Executive's employment hereunder is terminated before the expiration of a Term, and such termination is attributable to (i) an event defined as Death or Disability; (ii) an event defined as Termination By Company For Cause; and/or (iii) termination by the Executive which does not constitute Termination By Executive For Good Reason, then all rights and obligations of the Company and the Executive under section 2 [Employment Obligations], section 4 [Compensation], section 5 [Allowances], section 6 [Business Expenses] and section 8 [ Personal Time-Off] shall terminate as of the effective date of the termination; provided, however:

       (a) The Company (and/or its Subsidiaries) shall pay the Executive's accrued but unpaid Monthly Salary and Personal Time-Off days through the effective date of the termination on or before the close of business on such effective date; and the Executive shall not be entitled to Monthly Salary and/or Personal Time-Off days after the effective date of the termination;

       (b) The Company (and/or its Subsidiaries) shall pay the Executive's accrued but unpaid Annual Bonus through the last date of the Executive's employment within one hundred and twenty (120) days after the end of the fiscal period to which the Annual Bonus relates. The amount of the Annual Bonus shall be determined by calculating the Annual Bonus the Executive would ordinarily be entitled to for the entire fiscal year, and then dividing such amount by a fraction wherein the numerator equals the number of days the Executive was employed in such year and the denominator equals the total number of calendar days in such year; the Executive shall not be entitled to earn or accrue any Annual Bonus after the effective date of the termination;

     (c) The Company (and/or its Subsidiaries) shall pay any declared but unpaid Performance Bonus;

     (d) The Company (and/or its Subsidiaries) shall reimburse the Executive for any Automobile Allowance and Cell Phone Allowance incurred prior to the effective date of the termination;

     (e) The Company (and/or its Subsidiaries) shall reimburse the Executive for any business expenses incurred prior to the effective date of the termination, within three (3) business days after the Executive's submission of the Executive's expense report to the Company (and/or its Subsidiaries);

     (f) The Executive shall not be entitled to continue to participate in any Employee Benefit Plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law.
Notwithstanding the foregoing, amounts which are vested in any Employee Benefit Plans shall be payable in accordance with such plan; and

     (g) If, as the effective date of the termination, the Company has announced a Relocation, and the Executive has, prior to such effective date, relocated pursuant to such announcement, or has entered into binding agreements in connection therewith, the rights of the Executive and obligations of the Company (and/or its Subsidiaries) under section 5(c) shall continue with respect to the
                                ------------
pending Relocation; otherwise, all rights of the Executive and obligations of the Company (and/or its Subsidiaries) under section 5(c) shall terminate as of
                                            ------------
the date of the notice.


13. EFFECT OF TERMINATION WHERE TERMINATION ATTRIBUTABLE TO CHANGE IN CONTROL; TERMINATION BY EXECUTIVE FOR GOOD REASON; TERMINATION BY COMPANY
     WITHOUT CAUSE


     In the event the Executive's employment hereunder is terminated before the expiration of a Term, and such termination is attributable to (i) an event defined as a Change in Control; (ii) an event defined as a Termination by Executive for Good Reason; and/or (iii) termination by the Company which does not constitute a Termination By Company for Cause; then all rights and obligations of the Company (and/or its Subsidiaries) and the Executive under section 2 [Employment Obligations], section 4 [Compensation], section 5
---------                           ---------                 ---------
[Allowances], section 6 [Business Expenses], and section 8 [ Personal Time-Off]
              ---------                          ---------
shall terminate as of the effective date of the termination date; provided, however:

     (a) The Company (and/or its Subsidiaries) shall continue to pay the Executive's then effective Monthly Salary through the pending Term of this Agreement, on the same basis as previously paid to the Executive, but subject to such minimum increases as are described in section 4;
                                           ---------

     (b) The Company (and/or its Subsidiaries) shall continue to accrue and pay the Executive's Annual Bonus through the pending Term of this Agreement, on the same basis as previously paid to the Executive, and subject to the other provisions of section 4;
              ---------

     (c) The Company (and/or its Subsidiaries) shall pay the Executive's declared but unpaid Performance Bonus;

     (d) At the election of the Executive, the Company (and/or its Subsidiaries) shall (i) permit the Executive to continue to participate in any Employee Benefit Plans, except to the extent prohibited in such plans for terminated employees, or as may be required by applicable law; or (ii) provide the Executive with additional compensation, payable on a monthly basis, which would approximate the cost to the Executive to obtain comparable benefits;

     (e) The Company (and/or its Subsidiaries) shall continue to pay the Executive's monthly Automobile Allowance (but not gasoline, insurance and repair, maintenance and operating expenses) through the pending Term of this Agreement, on the same basis as previously paid to the Executive;

     (f) The Company (and/or its Subsidiaries) shall reimburse the Executive for the Cell Phone Allowance through the effective date of the termination;

     (g) The Company (and/or its Subsidiaries) shall reimburse the Executive for the Executive's business expenses incurred through the effective date of the termination, within three (3) business days of the Executive's submission of the Executive's expense report to the Company (and/or its Subsidiaries);

     (h) If, as the effective date of termination, the Company has announced a Relocation, and the Executive has, prior to such effective date, relocated pursuant to such announcement, or has entered into binding agreements in connection therewith, the rights of the Executive and obligations of the Company (and/or its Subsidiaries) under section 5(c) shall continue with
                                        ------------
respect to the pending Relocation; otherwise, all rights of the Executive and obligations of the Company (and/or its Subsidiaries) under section 5(c)
                                                               ------------
shall terminate; and

     (i) If both (A) the termination is directly or indirectly attributable to a sale of all or substantially all of the assets of the Company (each, a "Sale"); and (B) the prospective Sale is approved by a "disinterested" majority of the Board of Directors (as defined under the Nevada Revised Statutes), then the Company (and/or its Subsidiaries) shall pay to the Executive an amount equal to two percent (2%) of the total consideration (including cash, securities, debt or any other form of property) received by the Company (and/or its Subsidiaries) in connection with such Sale.

     The Executive shall not be required to mitigate the amount of any payment pursuant to this section by seeking other employment or otherwise, and no such
                 -------
payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment. The provisions of this section shall not be deemed to prejudice the rights of the Company (and/or its
-------
Subsidiaries) or the Executive to any remedy or damages to which such party may be entitled by reason of a breach of this Agreement by the other party, whether at law or equity.

  14.  REPRESENTATIONS AND WARRANTIES OF PARTIES

       (a)  BY ALL PARTIES. Each of the parties to this Agreement hereby
            --------------
represents and warrants to each of the other parties to this Agreement, each of which is deemed to be a separate representation and warranty, as follows:

            (i)  Organization, Power and Authority.       Such party, if an
                 ---------------------------------
     entity, is duly organized, validly existing and in good standing under the laws of its state, territory or province of incorporation or organization, and has all requisite corporate or other power and authority to enter into this Agreement.

            (ii) Authorization and Validity of Agreement.  The execution and
                 ---------------------------------------
     delivery of this

     Agreement by such party, and the performance by such party of the transactions herein contemplated, have, if such party is an entity, been duly authorized by its governing organizational documents, and are not prohibited by its governing organization documents, and no further corporate or other action on the part of such party is necessary to authorize this Agreement, or the performance of such transactions. This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by all of the other parties hereto, is valid and binding upon such party in accordance with its terms, except as limited by: (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally; and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

           (iii)  No Breach or Conflict. Neither the execution or delivery of
                  ---------------------
     this Agreement, nor the performance by such party of the transactions contemplated herein: (i) if such party is an entity, will breach or conflict with any of the provisions of such party's governing organizational documents; or (ii) to the best of such party's knowledge and belief, will such actions violate or constitute an event of default under any agreement or other instrument to which such party is a party.

      (b)  BY EXECUTIVE.  The Executive hereby represents and warrants to the
           ------------
Company (and/or its Subsidiaries) that the Executive is not Disabled at the time of the execution and delivery of this Agreement by the Executive.


  15.  PERFORMANCE ON BUSINESS DAY

       In the event the date on which a party is required to take any action under the terms of this Agreement is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

  16.  NON-LIABILITY FOR DEBTS

  The Executive's rights and obligations under this Agreement shall not be subject to encumbrance or to the claims of the Executive's creditors (other than the Company, and/or its Subsidiaries), or subject to the debts, contracts or engagements of the Executive or the Executive's heirs, successors and assigns, and any attempt to do any of the foregoing shall be null and void ab initio and without force and effect.

  17.  MISCELLANEOUS

       (a)  PREPARATION OF AGREEMENT; COSTS AND EXPENSES.   This Agreement was
            --------------------------------------------
prepared by the Company solely on behalf of such party. Each party acknowledges that: (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he, she or it under any belief or understanding that such legal counsel was representing his, her or its interests. Except as expressly set forth in this Agreement, each party shall pay all legal and other costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement; in performing due diligence or retaining professional advisors; in performing any transactions contemplated by this Agreement; or in complying with such party's covenants, agreements and conditions contained herein. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.


  (b)  COOPERATION.   Each party agrees, without further consideration, to
       -----------
cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

  (c)  INTERPRETATION.
       --------------

       (i)  Survival.   All representations and warranties made by any party in
            --------
connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Agreement, and the performance or consummation of any transaction described in this Agreement.

       (ii) Entire Agreement/No Collateral Representations. Each party expressly
            ----------------------------------------------
acknowledges and agrees that this Agreement, and the agreements and documents referenced herein: (1) are the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersede any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

       (iii)  Amendment; Waiver; Forbearance. Except as expressly provided
              ------------------------------
herein, neither this Agreement nor any of the terms, provisions, obligations or rights may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or of any preceding or subsequent breach thereof. No forbearance by a party in seeking a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

       (iv) Remedies Cumulative. The remedies of each party under this Agreement
            -------------------
are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

       (v)  Severability.     If any term or provision of this Agreement or the
            ------------
application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest legal extent.

      (vi) Parties in Interest. Nothing in this Agreement shall confer any
           -------------------
rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, or as may be permitted hereunder; nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement; nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

      (vii)  No Reliance Upon Prior Representation. Each party acknowledges
             -------------------------------------
that: (1) no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (2) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Agreement, or such party has taken such action at its own risk.

      (viii)  Headings; References; Incorporation; Gender; Statutory References.
              -----------------------------------------------------------------
The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement by such reference. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

 (D)  ENFORCEMENT.
      -----------

      (i)  Applicable Law. This Agreement and the rights and remedies of each
           --------------
party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the applicable securities laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Nevada, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of Nevada .

      (ii) Consent to Jurisdiction; Service of Process. Any "action or
           -------------------------------------------
proceeding" (as such term is defined below) arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of Nevada. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement; and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens." The term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

      (iii)  Waiver of Right to Jury Trial. Each party hereby waives such
             -----------------------------
party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Agreement; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

      (iv) Consent to Specific Performance and Injunctive Relief and Waiver of
           -------------------------------------------------------------------
Bond or Security. Each party acknowledges that the other party(s) hereto may, as
----------------
a result of such party's breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, each party agrees that in the event of such party's breach or threatened breach of its covenants and obligations hereunder, the other non-breaching party(s) shall be entitled to obtain from a court of competent equitable relief including, without limitation, enforcement of all of the provisions of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the rights of such non-breaching party(s), requiring performance by the breaching party, or enjoining any breach by the breaching party, all without proof of any actual damages that have been or may be caused to such non-breaching party(s) by such breach or threatened breach and without the posting of bond or other security in connection therewith. The party against whom such action or proceeding is brought waives the claim or defense therein that the party bringing the action or proceeding has an adequate remedy at law and such party shall not allege or otherwise assert the legal position that any such remedy at law exists. Each party agrees and acknowledges: (i) that the terms of this subsection are fair, reasonable and necessary to protect the legitimate interests of the other party(s); (ii) that this waiver is a material inducement to the other party(s) to enter into the transaction contemplated hereby; (iii) that the other party(s) has already relied upon this waiver in entering into this Agreement; and (iv) that each party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this provision with such party's legal counsel, and that such party has knowingly and voluntarily waived its rights following consultation with legal counsel.

      (v)  Recovery of Fees and Costs. If any party institutes or should the
           --------------------------
parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the "prevailing party" (as such term is defined below) in any such action or proceeding, whether or not such action or proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-prevailing party as a cost of suit, and not as damages, all fees, costs and expenses of enforcing any right of the prevailing party (collectively, "fees and costs"), including without limitation, (1) reasonable attorneys' fees and costs and expenses, (2) witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), (3) accountants' fees, (4) fees of other professionals, and (5) any and all other similar fees incurred in the prosecution or defense of the action or proceeding; including, without limitation, fees incurred in the following: (A) postjudgment motions; (B) contempt proceedings; (C) garnishment, levy, and debtor and third party examinations; (D) discovery; and (E) bankruptcy litigation. All of the aforesaid fees and costs shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney the aforesaid fees, costs and expenses incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. The term "prevailing party" is defined as the party who is determined to prevail by the court after its consideration of all damages and equities in the action or proceeding, whether or not the action or proceeding proceeds to final judgment (the court shall retain the discretion to determine that no party is the prevailing party in which case no party shall be entitled to recover its costs and expenses under this subsection).

  (e)  ASSIGNMENT AND DELEGATION; SUCCESSORS AND ASSIGNS.
       -------------------------------------------------

       (i)  Prohibition Against Assignment or Delegation. Except as specifically
            --------------------------------------------
provided in this Agreement, neither party may sell, license, transfer or assign (whether direct or indirect, merger, consolidation, conversion, sale of assets, sale or exchange of securities, or by operation of law, or otherwise) any of such party's rights or interests or delegate such party's duties or obligations under this Agreement, in whole or in part, including to any subsidiary or any Affiliate, without the prior written consent of the other party, which consent may be withheld in such other party's sole discretion, provided, however:

            (A)  Subject to clauses (B) and (C) below, the Company may, with the
                            -----------     ---
prior written consent of the Executive, which consent the Executive shall not unreasonably withhold, assign all of the rights and delegate all of the obligations of the Company under this Agreement to any other Person in connection with the transfer or sale of the entire business of the Company (including its Subsidiaries and its interests in its joint ventures), or the merger or consolidation of the Company with or into any other Person, so long as such transferee, purchaser or surviving Person shall expressly assumes such obligations of the Company;

            (B)  Notwithstanding clause (A) above to the contrary, no assignment
                                 ----------
or transfer under clause (A) may be effectuated unless the proposed transferee
                  ----------
or assignee first executes such agreements (including a restated employment agreement) in such form as Executive may deem reasonably satisfactory to (1) evidence the assumption by the proposed transferee or assignee of the obligations of the Company; and (2) to ensure that the Executive continues to receive such rights, benefits and protections (both legal and economic) as were contemplated by the Executive when entering into this Agreement; and

            (C)  Notwithstanding clause (A) above to the contrary: (1) any
                                 ----------
assumption by a successor or assign under clause (A) above shall in no way
                                          ----------
release the Company from any of its obligations or liabilities while a party to this Agreement; and (2) and any merger, consolidation, reorganization, sale or conveyance under clause (A) above shall not be deemed to abrogate the rights of
                 ----------
the Executive elsewhere contained in this Agreement, including without limitation those resulting from a Change In Control.

            Any purported assignment or transfer in violation of the terms of this subsection shall be null and void ab initio and of no force and effect, and shall vest no rights or interests in the purported assignee or transferee.

            (ii) Successors and Assigns. Subject to subsection (e)(i) above,
                 ----------------------
each and every representation, warranty, covenant, condition and provision of this Agreement as it relates to each party hereto shall be binding upon and shall inure to the benefit of such party and his, her or its respective successors and permitted assigns, spouses, heirs, executors, administrators and personal and legal representatives, including without limitation any successor (whether direct or indirect, or by merger, consolidation, conversion, purchase of assets, purchase of securities or otherwise).

            (iii) Company and Subsidiaries. In accordance with the provisions of
                  ------------------------
section 2, the Board of the Company shall determine, in their sole discretion,
(1) the responsibilities and duties to be performed by Executive for each of the Company and the Subsidiaries; and (2) the amount of the Executive's total remuneration to be allocated and paid by the Company and each of its Subsidiaries. Such determinations and allocations shall not be deemed an assignment or delegation under the terms of this section.

  (f)  COUNTERPARTS; ELECTRONICALLY TRANSMITTED DOCUMENTS.   This Agreement may
       --------------------------------------------------
be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

  (g)  NOTICES.   Unless otherwise specifically provided in this Agreement, all
       -------
notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed. Notices shall be addressed at the addresses first set forth above, or to such other address as the party shall have specified in a writing delivered to the other parties in accordance with this paragraph. Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this section.

  WHEREFORE, the parties hereto have executed this Agreement in the City of Vancouver, Province of British Columbia, Canada, as of the date first set forth above.


COMPANY:                      PINNACLE OIL INTERNATIONAL, INC.,
                              a Nevada corporation


                              By:   /s/ R Dirk Stinson
                                 ------------------------------
                                 R. Dirk Stinson, President



EXECUTIVE:                    GEORGE LISZICASZ,
                              an individual


                                    /s/ George Liszicasz
                              ---------------------------------